Exhibit 10.1

Letter of Undertaking to Indemnify Officers and Directors of the Company

Entered into and signed on [______]

1.	Without derogating from the right of TurboGen Ltd. (the “Company”) to indemnify you retroactively, as permitted under the Company’s articles of association, the Company hereby undertakes to indemnify you for any liability, payment, or expense to be imposed on you due to any act or omission performed by you (including your acts or omissions prior to the date of this undertaking) and/or that you will perform in your capacity as officer of the Company, or of a subsidiary, or of a company that is not under the control of or wholly-owned by the Company in which you were appointed by the Company as an officer (the “Other Company”), including:

1.1	A financial liability to be imposed on you in favor of another person pursuant to a judgment, including a compromise judgment and/or arbitration award approved by a court, in connection with one or more of the events listed in the addendum hereto (the “Addendum”), directly or indirectly, subject to the amount determined by the Board of Directors of the Company to be reasonable under the circumstances of such event and foreseeable in view of the Company’s actual operations at the time of reference to the indemnification, provided that the amount of indemnification shall not exceed the Maximum Indemnification Amount (as this term is defined below).

1.2	Reasonable litigation expenses, including legal fees, incurred by you as a result of an investigation or proceeding to be conducted against you by an authority authorized to conduct such investigation or proceeding, which concluded without the filing of an indictment against you and without the imposition of any financial liability in lieu of criminal proceedings, or which concluded without the filing of an indictment against you but with the imposition of a financial liability in lieu of criminal proceedings for a criminal offense that does not require proof of criminal intent, all in accordance with Section 260(a)(1a) of the Companies Law, 5759-1999 (the “Companies Law”), or in connection with a financial sanction.

“Conclusion of a proceeding without the filing of an indictment in a matter in which a criminal investigation was opened” – the closing of the case pursuant to Section 62 of the Criminal Procedure Law [Consolidated Version], 5742-1982 (the “Criminal Procedure Law”), or a stay of proceedings ordered by the Attorney General pursuant to Section 231 of the Criminal Procedure Law; “Financial liability in lieu of a criminal proceeding” – a financial liability imposed by law in lieu of a criminal proceeding, including an administrative fine under the Administrative Offenses Law, 5746-1985, a fine for an offense classified as an infraction under the provisions of the Criminal Procedure Law, an administrative fine or a sanction.

1.3	Reasonable litigation expenses, including legal fees, that you incurred or with which you were charged by a court, in proceedings filed against you by the Company or on its behalf, or by another person, or in criminal proceedings in which you were acquitted or in which you were convicted of an offense that does not require proof of criminal intent.

1.4	Reasonable litigation expenses, including legal fees, that you incurred or with which you are charged by a court, in proceedings filed against you by the Company or on its behalf, or by any other person, or in criminal proceedings from which you were acquitted, or in criminal proceedings in which you were convicted of an offense that does not require proof of criminal intent. In this section, “any other person” – including in the case of a claim filed against you by way of a derivative action.

1.5	Expenses you incur or with which you are charged in connection with an administrative enforcement proceeding conducted against you, including reasonable litigation expenses including legal fees.

“Administrative proceeding” – an administrative enforcement proceeding in accordance with any applicable law, including the Improvement of Enforcement Proceedings in the ISA Law (Legislative Amendments), 5771-2011, as updated from time to time (the “Improvement of Enforcement Proceedings Law”); proceedings under Chapters H3 (imposition of an administrative fine by the Israel Securities Authority), H4 (imposition of administrative enforcement measures by the Administrative Enforcement Committee), or I1 (arrangement for refraining from initiating proceedings or for terminating proceedings subject to conditions) of the Securities Law, 5728-1968 (the “Securities Law”), as amended from time to time; and an administrative fine under Title D of Chapter Four of Part Nine of the Companies Law, as amended from time to time; an administrative fine under Chapter G1 of the Economic Competition Law, 5748-1988, as amended from time to time; and any additional administrative proceeding for which indemnification may be granted by law in respect of payments made in connection therewith or expenses incurred in connection therewith.

1.6	Payment to an injured party as referred to in Section 52-54(a)(1)(a) of the Securities Law, as amended by the Improvement of Enforcement Proceedings Law and/or by virtue of any administrative proceeding.

2.	The amount of indemnification to be paid by the Company to all of the officers, cumulatively, pursuant to all letters of indemnity issued to them by the Company in accordance with the indemnification resolution, in respect of financial liabilities imposed on them as set forth in Section 1.1 above, for one or more of the types of events specified in the Addendum, shall not exceed, in the aggregate, 25% of the Company’s equity according to the most recent consolidated financial statements of the Company released prior to the actual payment of the indemnification amount, or a total amount of USD $5 million (whichever is higher), plus amounts to be received (if any) from an insurance company under a liability insurance policy entered into by the Company (the “Insurance Policy” and the “Maximum Indemnification Amount”).

3.	If and to the extent that the total amounts for which the officers are held liable in any of the matters contemplated in the indemnification, in respect of financial liabilities imposed on them as set forth in Section 1.1 above, exceed the Maximum Indemnification Amount or exceed the remaining balance of the Maximum Indemnification Amount available at such time, the Maximum Indemnification Amount or such remaining balance (as applicable) shall be allocated between the relevant officers such that the indemnification amount actually received by each one of them shall be calculated according to the ratio between the amount due to each one of the officers, and the total cumulative amount due to all the officers for the same matter.

4.	The indemnification amount actually paid by the Company shall be limited solely to amounts that are not covered by the Insurance Policy and that have not been paid in practice. You shall not be entitled to any payment from the Company for damage for which full indemnification has already been received from another party and/or from the Company.

5.	The indemnification shall not apply in the event that you file a counter-claim against the Company following a claim filed and/or to be filed against you by the Company, or in any counter-claim proceeding brought by the Company against you in response to your claim against the Company, except where such claim is for reserving protective rights under labor law arising from law and/or from a personal employment agreement between you and the Company.

6.	In any event in which indemnifiable events occur, the indemnification shall be subject to the following:

6.1	You shall notify the Company of any legal proceeding instituted against you, and of any threat made to you that such a legal proceeding will be instituted against you, as soon as reasonably practicable after you first become aware thereof, and shall, without delay, deliver to the Company or to anyone designated thereby any and all documents delivered to you in connection with such proceeding.

6.2	The Company shall be entitled to assume the conduct of such legal proceeding and/or to deliver its conduct to any attorney selected by the Company for such purpose (except for an attorney who is unacceptable to the officer for reasonable grounds, in which case the handling attorney and the terms of his remuneration shall be determined with the Company’s consent, provided that it is given in advance and in writing). The Company and/or such attorney shall be entitled to act exclusively in the conduct of such a proceeding and to bring it to an end, all as they deem fit. At the Company’s request, you shall sign any document authorizing the Company and/or such attorney to act in your name in conducting your defense in such proceeding and to represent you in connection therewith, as set forth above. For the avoidance of doubt, it is clarified that the Company and/or such attorney shall not, in the context of a criminal proceeding, admit any of the charges on your behalf or agree to a plea bargain without your consent. In addition, the Company and/or such attorney shall not, in the context of a civil proceeding, admit on your behalf (whether before a court or as part of a settlement arrangement) the occurrence of any of the events that are not indemnifiable under this Letter and/or under the law, without your consent. Notwithstanding the foregoing, nothing herein shall prevent the Company and/or such attorney, with the Company’s approval, from reaching a financial arrangement with a plaintiff in a civil proceeding without your consent, provided that such arrangement does not constitute an admission of the occurrence of any of the events that are not indemnifiable under this Letter and/or under the law.

6.3	You are required to cooperate with the Company and/or with any such attorney in any reasonable manner as may be required of you by either one of them in their handling of such legal proceeding, provided that the Company shall make sure to cover any and all expenses incurred in connection therewith, such that you will not be required to bear or finance them yourself.

6.4	The Company shall not be obligated to indemnify you as aforesaid in respect of any amount paid by you pursuant to an arbitral award in arbitration proceedings or pursuant to the terms of a settlement reached in any claim, demand, or other proceeding, unless the Company’s prior written consent was given to the arbitration proceedings or to the settlement arrangement, as applicable.

7.	If, within 14 days of receipt of the notice referred to in Section 6.1 above, the Company has not assumed the handling of your defense, or if the Company and/or the Company’s counsel objects to representing you under the circumstances set forth in Section 6.2 above (and in any case, where the insurance company does not assume the handling of your defense), you shall be entitled to entrust the handling of your defense to an attorney of your own choosing who is acceptable to the Company (the “Other Counsel”), provided that the amount of legal fees payable to such counsel shall be approved by the Audit Committee, which shall examine his reasonableness and provide reasons for its decision (and in the absence of an Audit Committee, by the Company’s Board of Directors), all within a reasonable time from the date of your request for such payment. It is agreed that the legal fees agreed with the Company’s counsel shall constitute a reasonable benchmark for examining the fees of the Other Counsel. You shall be afforded the opportunity to present arguments before the Audit Committee regarding the fees of the Other Counsel. If you dispute the decision of the Audit Committee, you shall be entitled to appeal the same before the Company’s Board of Directors and, for such purpose, appear and present arguments before the Company’s Board. If the full amount of the requested legal fees is not approved, you shall be entitled to receive from the Company the amount of the reasonable legal fees approved for you, and the balance will be paid by you at your own expense. For the avoidance of doubt, it is clarified that the provisions of this section are subject to the terms of the Insurance Policy with respect to the identity of the representing counsel, and the provisions of this section shall not apply in any case where the appointment of the Other Counsel would enable the insurance company to be released from its liability under the Insurance Policy or to reduce such liability.

8.	The provisions below shall apply to payments made by the Company pursuant to this Letter, whether paid as an advance or in any other manner:

8.1	If it transpires, after payment, that you are required to repay such payment, in whole or in part, due to the fact that you were not entitled to indemnification pursuant to the provisions of Section 263 of the Companies Law or pursuant to any other provision of law, the repaid amount shall bear CPI linkage differentials together with interest at the rate prescribed in the Income Tax Regulations (Determination of Interest Rate), 5745-1985, as being from time to time, from the day on which the amount was paid until the day of its repayment.

8.2	If, after payment, the liability in respect of which the amount was paid is cancelled or reduced for whatever reason, you shall assign to the Company all of your rights to restitution of such amount from the plaintiff in the proceeding, and shall do everything necessary to ensure that such assignment is valid and enforceable by the Company; upon doing so, you shall be released from repaying the amount in respect of which the right to restitution has been assigned. If you fail to do so, you shall be obligated to repay such amount, together with linkage differentials and interest, at the rates and for the period according to which you would have been entitled to recover such amount from the plaintiff.

9.	It is clarified that the Company’s undertaking to indemnification as set forth herein shall be in accordance with the provisions of Section 263 of the Companies Law.

10.	The Company’s undertaking to indemnify you pursuant to this Letter shall be available to your credit also after conclusion of your office as an officer of the Company, provided that the acts in respect of which the indemnification undertaking is given were performed and/or will be performed during your term of office as an officer of the Company.

11.	If, in order to give effect to any of the undertakings set forth above, any act, resolution, approval, or other additional or alternative proceeding is required, the Company undertakes to cause such act to be performed and/or obtained, as applicable, in a manner that will enable the Company to fully perform all of its undertakings as aforesaid.

12.	Nothing herein shall derogate from any exemption granted to you by the Company (if any). Furthermore, nothing herein shall limit the Company or prevent it from granting additional or special indemnification, or from deciding to grant indemnification retroactively in accordance with the provisions of any law, provided that it does not prejudice the Company’s undertakings herein.

13.	This Letter does not constitute a contract in favor of a third party and is not assignable. In the event of death, this Letter shall apply to you and your estate.

14.	This letter of indemnification may not be amended other than by your signature and the signature of the Company. However, the Company may, at its sole discretion and at any time, cancel its undertakings herein, or reduce the Maximum Indemnification Amount, or limit the types of events set forth in Section 1 above, whether with respect to all officers or some of them, insofar as such changes relate to events occurring after the date of such change, provided that the officer is given prior written notice of such intention at least 30 days in advance. For the avoidance of doubt, it is clarified that any such decision which adversely affects the terms and conditions of this Letter or cancels it shall not have any retroactive effect of any kind, and this Letter, as in effect prior to its amendment or cancellation (as applicable), shall continue to apply and remain in full force and effect for all purposes with respect to any event that occurred prior to such amendment or cancellation (as applicable), even if the proceeding in respect of which, was filed against the officer after the amendment or cancellation of this agreement (as applicable), all subject to the provisions of any law. It is clarified that any amendment or change to this Letter shall not be deemed a deterioration of employment terms where employment relations exist, without such determination constituting any statement or interpretation regarding the existence of employment relations.

15.	The Company’s undertakings herein shall be interpreted broadly, with the intention of fulfilling them, to the fullest extent permitted by law and for the purposes for which they were intended. In the event of a discrepancy between any provision herein and mandatory provisions of law that may not be conditioned upon, amended, or supplemented, the applicable provision of law shall prevail; however, it shall not impair or derogate from the validity of the remaining provisions of this Letter.

16.	In the event that a dispute arises regarding your entitlement to indemnification, whether under the provisions hereof or under any other provision of law, such dispute shall be referred to the decision of an arbitrator who shall be appointed by mutual agreement of the parties within 7 days from the date on which either party requests such appointment. If the parties fail to reach an agreement regarding the identity of the arbitrator, the arbitrator shall be appointed by the Chair of the Israel Bar Association. It is clarified that the Company shall bear the costs of the arbitration, including legal fees, unless the arbitrator determines in his decision that you acted in bad faith in the arbitration proceedings, or alternatively, that the arbitrator’s ruling was in favor of the Company.

17.	This Letter shall be governed by the laws of the State of Israel. Any actions relating to or arising from this Letter shall be filed exclusively before the court of competent subject matter jurisdiction located in Tel Aviv.

18.	This letter of indemnification revokes any prior indemnification undertakings that you have received from the Company or from any Other Company.

Sincerely,

TurboGen Ltd.

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I hereby confirm receipt of this Letter and confirm my consent to all of its terms and conditions.

Date: _____________

Officer’s signature

The Addendum

(this addendum is an integral part of the letter of indemnification)

Subject to the provisions of any law, the following are the types of events which, in the opinion of the Company’s Board of Directors, may be foreseen in advance in view of the Company’s actual operations at the time the indemnification undertaking is given, and in respect of which the Company hereby grants, in advance, an undertaking to indemnify its officers with respect to Section 1.1 above, and subject to the provisions of any law:

1.	An act in connection with a transaction and an Irregular Transaction as defined in Section 1 of the Companies Law, including actions and/or transactions specified in the Joint Investment Trust Law, 5754-1994 (the “Joint Investments Trust Law”) and/or in the Regulation of the Practice of Investment Advice, Investment Marketing and Investment Portfolio Management Law, 5755-1995 (the “Regulation of Practice Law”), in the Regulations of the Tel Aviv Stock Exchange (the “TASE”) or any other stock exchange, including negotiations, and including the receipt of credit, the sale or purchase of assets or liabilities, including securities, or the granting or receipt of any right in any of the foregoing, as well as any action directly or indirectly related to such transaction, including the provision of information and documents.

2.	Acts of sale, purchase or holding, lending or borrowing of assets, including marketable or non-marketable securities, or any undertaking for the performance of such actions, including by way of a tender offer or sale on behalf of the Company or a subsidiary, including such actions in connection with the securities of the Company and/or affiliates.

3.	Any claim or demand in connection with a tender offer and/or an offer for sale, and any proceeding, opinion, document and/or report related thereto.

4.	Any act in connection with voting rights in held companies (on behalf of the Company and/or for its customers) and/or participation or non-participation in general meetings of the Company’s shareholders and/or class meetings (on behalf of the Company and/or for its customers).

5.	Any report, notice, or application submitted by the Company, by the Other Company, or by companies under the Company’s control, or in connection with the Company and its activities, pursuant to any law, including, but without derogating from the generality of the aforesaid, the Companies Law, the Securities Law and the regulations promulgated thereunder, and laws and regulations addressing similar matters outside of Israel, or pursuant to rules or directives applicable on the TASE or on a trading venue in or out of Israel, including any failure to disclose or to provide any type of information, as well as any omission to submit such report or notice.

6.	Any act that caused bodily injury and/or damage to property, including loss of use thereof.

7.	Any act that resulted in the failure to take out appropriate insurance arrangements.

8.	Any act in connection with the Company’s restructuring or reorganization, or any decision relating thereto, including, but without derogating from the generality of the aforesaid, a merger, split, liquidation, arrangement between the Company and its shareholders and/or creditors of the Company, a change in the Company’s share capital, the allotment of any type of security of the Company, the making of a Distribution (as defined in the Companies Law), or a tender offer by or in connection with the Company or the Other Company.

9.	Any statement or expression, including the expression of a position or opinion, made in good faith by the officer in the course of, and by virtue of his position, including within the framework of the Company’s general meetings or board of directors meetings, or committees of the Company’s board of directors.

10.	The allotment, offering, issuance, and buyback of the Company’s securities by the Company and/or a subsidiary or an affiliate, including, without derogating from the generality of the aforesaid, a public offering of securities pursuant to a prospectus, a private placement, or any other form of offering of securities, as well as any other actions relating to the Company’s equity.

11.	Acts in connection with: the Company’s business plans, work plans, the Company’s policies and procedures, examination of the Company’s financial position, the Company’s financing arrangements, the appointment of a CEO for the Company and supervision of management activities, the Company’s oversight and control system, and the Company’s insurance arrangements.

12.	Engagements with agents, marketers and financial advisers and/or investment advisers and/or investment marketers, including any act or omission arising from their activities. Actions arising from the making of agreements with third parties for the provision of various services to the Company and/or for investment management and/or investment advice and/or investment marketing, including trading agreements and brokerage services agreements, and agreements with members of the TASE or any other stock exchange.

13.	Acts in connection with approvals, licenses and permits enabling the Company to operate in accordance with any law in its field of business, including, without derogating from the generality of the aforesaid, a portfolio management license and/or an investment marketing license (within the meaning of these terms in the Regulation of Practice Law), as well as approvals and/or exemptions relating to the Capital Market, Insurance and Savings Authority, the Economic Competition Authority, or the Israel Innovation Authority.

14.	Reports, notices, and applications for approval (and the underlying actions) of judicial and administrative authorities, including the Capital Market, Insurance and Savings Authority, the Economic Competition Authority, the Israel Innovation Authority, the Income Tax Authority, the Registrar of Databases, the Registrar of Companies and Trademarks, the Registrar of Pledges, the Registrar of Land, the Israel Securities Authority, the TASE, etc., whether in Israel or in other countries worldwide.

15.	Acts in connection with the splitting of investments among customers’ portfolios, and transactions in splitting accounts.

16.	Acts in connection with investment management and/or investment marketing of mutual funds, including the method of management of investments and/or holding securities and/or assets held in mutual fund accounts and/or in the Company’s accounts, the performance of transactions and/or actions therein, and the achievement or non-achievement of yield on assets managed by the Company and/or assets for which the Company has provided investment marketing services, including actions relating to the execution of transactions pursuant to telephone instructions in assets managed by the Company and/or the performance of a marketing act by the Company by telephone or by any other means of communication.

17.	Acts in connection with the management of investment portfolios and/or investment advice and/or investment marketing provided to the Company’s customers (as such terms are defined in the Regulation of Practice Law) (the “Customers”), including the method of management of the investments and/or holding securities and/or assets of the Customers and/or of the Company and the performance of transactions and/or actions therein, and the achievement or non-achievement of yield on assets of the portfolios managed by the Company and/or assets in respect of which the Company has provided advice, including actions relating to the execution of transactions pursuant to telephone instructions in portfolios managed by the Company and/or the provision of advice by the Company by telephone or by any other means of communication.

18.	The management of the Company’s bank accounts, including foreign currency deposits, securities, loans and credit facilities, charge cards, bank guarantees, letters of credit, investment advisory agreements including with portfolio managers, hedging transactions, warrants, futures contracts, etc.

19.	Events related to investments made by the Company and/or the Company’s subsidiaries in any corporations, before, during, and after the making of such investments, throughout the engagement, signing, development, and monitoring stages, including actions taken on behalf of the Company as a director, officer, employee, or board observer in a corporation in which the investment is made.

20.	Failure to carry out due diligence investigations in investments of the Company, which resulted in the full or partial loss of such investments and/or harmed the Company’s business and/or breached an obligation vis-à-vis a third party.

21.	Any act performed in good faith which is contrary to the Company’s articles of association.

22.	Any act directly or indirectly related to the Company’s trade relations, including with external contractors, clients, insurance agents, advisers, lessors, lessees, suppliers, and other service providers, including negotiations, the entering into and performance and/or non-performance of contracts with any of the foregoing, as well as any claim or demand filed by any of them in connection with the Company’s fields of operation.

23.	Acts related to the submission of bids for tenders, concessions, and/or licenses, of any kind whatsoever.

24.	Acts in connection with the Company’s marketing and advertising.

25.	Any act relating to the Company’s ordinary and ongoing course of business, and to irregular transactions of the Company.

26.	Events that have materially affected or may have materially affected the Company’s profitability, assets, rights, or liabilities.

27.	Any act relating to claims filed against an officer in connection with the liquidation or receivership of the Company.

28.	Any act relating to derivative actions or class actions in connection with the Company.

29.	Any act relating to claims concerning merger, split, reorganization proceedings, etc.

30.	Any act or decision relating to the preparation or approval of financial statements, business plans, or forecasts in connection with the Company, including acts or omissions relating to the adoption of International Financial Reporting Standards (IFRS) or any financial reporting standards replacing them, as being from time to time.

31.	Any act in connection with claims concerning documents related to, or in connection with actions or decisions relating to the matters listed above, or in connection with representations and undertakings given regarding the matters listed above, including such representations and undertakings given to third parties, to the Company or to anyone on its behalf, including, but not limited to, its advisers, accountants, attorneys, etc.

32.	Any act in connection with any claim or demand relating to a decision or activity of the Company or of an officer in the course of his duties with the Company, including resolutions adopted by the Company’s general meeting of shareholders, the Company’s board of directors, or any committee thereof.

33.	Any legal proceeding, whether in or out of Israel, relating, directly or indirectly, to economic competition, including restrictive trade practices, mergers, and monopolies.

34.	An act, omission, or failure in the taking out and/or activation and/or handling of insurance and/or in risk management.

35.	An act or decision, as well as any claim or demand filed by employees, consultants, or other individuals or entities employed by or providing services to the Company, in connection with employment relations or employees’ rights, including with respect to severance pay owed to them or damage or liabilities incurred by them in the course of their employment by or engagement with the Company, including events relating to employees’ terms of employment and employment relations, including the engagement and implementation of individual employment agreements, employee benefits, terms of work and employment, recruitment, employment and non-employment, occupational health and safety and work-related injuries, employee promotion, the conduct of negotiations regarding terms of employment or their termination, the handling of pension arrangements, insurance policies, provident or savings funds, employee loans, the grant of options, securities, and other benefits.

36.	Any action, act and/or omission in connection with the taking of loans, the amendment of their terms, the pledge of assets and liabilities, the granting and/or receipt of collateral, and any matter relating to the Company’s relationships with its creditors and/or the Company’s obligations thereto.

37.	The enforcement of a personal guarantee given by an officer to the Company as security for the Company’s obligations and/or representations.

38.	Events relating to occupational health and safety, whether resulting in bodily injury and/or property damage.

39.	Any action, act and/or omission that caused bodily injury, illness, death and/or damage to property, including loss of use thereof.

40.	Bodily injury and/or damage to the property of a third party, including business interruption, arising from an accidental event or from damage originating from a gradual and cumulative process.

41.	Any claim or demand filed by a third party who has suffered bodily injury or damage to a business or to personal property, including loss of use thereof, arising from any act or omission attributed to the Company, or, as applicable, to its employees, agents, or other persons acting or purporting to act on behalf of the Company.

42.	Any decision regarding a Distribution (as defined in the Companies Law).

43.	Actions and/or decisions relating to an administrative enforcement proceeding constituting a violation of the Securities Law, the Joint Investments in Trust Law, or the Regulation of Practice Law, as amended by the Improvement of Enforcement Proceedings Law.

44.	The Company’s restructuring or reorganization, or any decision relating thereto, including, without derogating from the generality of the foregoing, a merger, split, changes in the Company’s share capital, the establishment of subsidiaries, their dissolution or sale, allotment or distribution.

45.	An act which is contrary to the Company’s articles of association.

46.	Actions, including (but not only) payment, reporting and/or documentation, relating to tax authorities, local authorities and/or any other governmental or public authority, carried out in connection with his position in the Company.

47.	Proceedings pertaining to decisions and/or actions concerning the Protection of Privacy Law, 5741-1981 and/or orders and/or regulations promulgated thereunder.

48.	Decisions and/or actions relating to laws intended to protect consumers or concerning standard form contracts.

49.	Any claim or demand relating to the Company’s intellectual property rights, their registration and protection thereof.

50.	Events relating to information systems, including the management of customer registration and reporting systems.

51.	Any of the types of events listed above, in connection with the officer’s position in a corporation controlled by the Company or in an affiliated corporation of the Company (as these terms are defined in the Securities Law).

It is clarified that all terms and expressions appearing in this Addendum shall have the meanings ascribed to them in the Letter of Indemnification set forth above.